UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

APACHE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Post Oak Boulevard

Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 9, 2014, Alfonso Leon, Executive Vice President and Chief Financial Officer of Apache Corporation (“Apache” or the “Company”), tendered his resignation from the Company, effective as of October 9, 2014. Mr. Leon’s departure is not related to any issues regarding financial disclosures, accounting matters, or legal issues.

The Company is in the process of conducting a search for a new chief financial officer. Apache Executive Vice President P. Anthony Lannie will serve as interim Chief Financial Officer.

The press release dated October 14, 2014 that announces Mr. Leon’s resignation is attached as Exhibit 99.1 and incorporated herein by reference.

On October 13, 2014, the Company and Mr. Leon entered into an employee resignation agreement (the “Resignation Agreement”) effective as of the same day. Pursuant to the terms of the Resignation Agreement, Mr. Leon will receive: (i) severance pay of $1,700,000; (ii) continued vesting of all outstanding restricted stock units and stock options according to their original schedules and with full 10-year terms; and (iii) potential cash amounts following fiscal years ending 2014–2017 that equal the fair market value of shares under our Total Shareholder Reward and 2014 Business Performance Share programs if those shares would have vested after the applicable performance period under those programs had he remained employed at the Company;

In connection with the equity provisions of the Resignation Agreement, on October 13, 2014, Mr. Leon entered into amendments to restricted stock unit agreements and stock option agreements under the 2007 and 2011 Omnibus Equity Compensation Plans, each effective October 9, 2014. Mr. Leon’s grants under the Total Shareholder Return and 2014 Business Performance Share programs will be forfeited in accordance with their terms effective October 9, 2014, but are effectively replaced by the provision of the Resignation Agreement described above.

Under the terms of the Resignation Agreement, Mr. Leon generally is subject to certain confidentiality, no disparagement, and non-disclosure provisions. Mr. Leon also agreed to release the Company from liability stemming from the time he served as an employee of the Company for various claims, including, but not limited to any local, state or federal law, regulation or ordinance; any public policy, contract, tort, or common law claim; and any and all claims Mr. Leon may have arising as the result of any alleged breach of any express or implied employment contract. The Resignation Agreement also provides that Mr. Leon will be entitled to indemnification against all losses and expenses related to claims arising out of his service as an employee of the Company to the extent permitted by the Company’s bylaws or insurance contracts.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Apache Corporation, dated October 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APACHE CORPORATION

Date: October 14, 2014	/s/ G. Steven Farris
G. Steven Farris
Chairman, Chief Executive Officer and President

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Apache Corporation, dated October 14, 2014.